UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2024

Atossa Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35610	26-4753208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10202 5th Avenue NE Suite 200
Seattle, Washington		98125
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 588-0256

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check th e appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.18 par value	ATOS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On November 19, 2024, Atossa Therapeutics, Inc. (the “Company”) entered into the Open Market Sale AgreementSM, dated November 19, 2024 (the “Sale Agreement”), with Jefferies LLC (the “Sales Agent”), pursuant to which the Company may offer and sell from time to time up to $100,000,000 of shares of the Company’s common stock, par value $0.18 per share (the “Shares”), through the Sales Agent. The offering and sale of the Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-279367) (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission (“SEC”) on May 13, 2024 and declared effective by the SEC on May 23, 2024, the base prospectus contained within the Registration Statement, and a prospectus supplement that was filed with the SEC on November 19, 2024.

Sales of the Shares, if any, pursuant to the Sale Agreement, may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through The Nasdaq Capital Market or on any other existing trading market for the Company’s common stock. The Company has no obligation to sell any of the Shares under the Sale Agreement, and may at any time suspend offers under the Sale Agreement or terminate the Sale Agreement. The Sales Agent will act as a sales agent and will use commercially reasonable efforts to sell on the Company’s behalf all of the Shares requested to be sold by the Company, consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agent and the Company. The Company currently intends to use the proceeds of the offering, if any, for clinical development of its product candidates, working capital and general corporate purposes. The Company may also use a portion of the proceeds to license, acquire or invest in complementary businesses, technology, products or assets, however, they have no current commitments to do so.

The Sale Agreement contains customary representations, warranties and agreements by the Company, as well as indemnification obligations of the Company for certain liabilities under the Securities Act. Under the terms of the Sale Agreement, the Company will pay the Sales Agent a commission of up to 3.0% of the gross proceeds of Shares sold pursuant to the Sale Agreement. In addition, the Company has agreed to reimburse certain expenses incurred by the Sales Agent in connection with the offering. The Sale Agreement may be terminated by the Sales Agent or the Company at any time upon notice to the other party, as set forth in the Sale Agreement, or by the Sales Agent at any time in certain circumstances, including the occurrence of a material and adverse change in the Company’s business or financial condition that may materially impair the Sales Agent’s ability to sell the Shares.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Gibson, Dunn & Crutcher LLP, counsel to the Company, has issued an opinion to the Company, dated November 19, 2024 regarding the validity of the Shares. A copy of the opinion is filed herewith as Exhibit 5.1.

The description of the material terms of the Sale Agreement is not intended to be complete and is qualified in its entirety by reference to the Sale Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Open Market Sale AgreementSM, dated November 19, 2024, by and between Atossa Therapeutics, Inc. and Jefferies LLC

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atossa Therapeutics, Inc.

Date:	November 19, 2024	By:	/s/ Heather Rees
Heather Rees
Chief Financial Officer